UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

BioMed Realty Trust, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17190 Bernardo Center Drive San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 485-9840

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on August 25, 2010, the board of directors of BioMed Realty Trust, Inc. approved stock ownership guidelines for its executive officers and non-employee members of its board of directors in furtherance of the company’s efforts to maintain best corporate governance practices, as more fully described in Item 8.01 below. In addition, on August 25, 2010, the compensation committee of the board of directors adopted a plan setting forth the terms of severance benefits for certain employees of the company, including Greg N. Lubushkin, the company’s Chief Financial Officer. The company’s remaining executive officers are not participants in the severance plan, as their severance benefits are provided under their respective employment agreements.

Pursuant to the severance plan, an eligible employee who is terminated other than for “cause,” regardless of the timing of such termination, or resigns with “good reason” within twelve months following a “change in control” (as such terms are defined in the plan), will receive cash severance benefits and the immediate vesting of certain equity awards, in amounts based on the employee’s position at the company, the number of years he or she has worked at the company and other designated circumstances, up to stated maximums.

The foregoing description of the severance plan does not purport to be complete and is qualified in its entirety by reference to the full text of the severance plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On August 25, 2010, the company’s board of directors approved stock ownership guidelines for the company’s executive officers and non-employee members of its board of directors.

The guidelines provide that the company’s executive officers are expected to, within five years of the later of August 25, 2010 or the date on which such person is appointed to his or her position, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than six times current annual base salary with respect to the Chief Executive Officer and no less than three times current annual base salary with respect to the other executive officers.

Under the guidelines, each member of the board of directors who is not an employee of the company is expected to, within five years of the later of August 25, 2010 or the date on which such person is appointed to the board, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	BioMed Realty Trust, Inc. Severance Plan, effective August 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN

	Name:	Kent Griffin
	Title:	President and Chief Operating Officer